                                                                     EXHIBIT (j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Amendment No. 28 to Registration Statement No. 811-2611 on Form N-1A of Van Kampen Exchange Fund, a California limited partnership, of our report dated February 7, 2006 appearing in the Annual Reports to Shareholders for Van Kampen Exchange Fund for the year ended December 31, 2005 and to the reference to us under the heading "Investment Advisory and Other Services", both in the Statement of Additional Information, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP


Chicago, Illinois
April 24, 2006